Exhibit 10.19

Renminbi Loan Agreement

Between
Dalian Chuming Group Co. Ltd
(Borrower)

And

East Asia Bank (China) Co. Ltd. Dalian Branch
(Lender)

Executed in Dalian on October 22, 2009

(This is a translation intended for reference only)

Whereas the Borrower (see Attachment 1) applies to the Lender (see Attachment 2) for a loan to meet the needs of its business development, the two parties, through negotiation, have entered into this Agreement as follows:

Article I Definitions

Unless otherwise provided for, the following terms herein have the definitions as follows:

1.           Guarantor shall mean SHI Huashan (“Individual Guarantor”) and Dalian Chuming Group Co. Ltd (“Corporate Guarantor”) who provide unconditional, irrevocable and jointly and severally liable guarantee for the Borrower to ensure the on-schedule and complete performance of the Borrower’s obligations hereunder.

2.           Default and the Right of Inassured Pleading Event shall mean events and situations expressly specified in Article XIII herein.

3.           Financing Document shall mean each or any of the following documents:

(1) This Agreement and the related legal guarantee documents

(2) Any supplemental document to that referenced in Section I.3.(1) (including but not limited to potential, irrevocable notice of withdrawal and direct withholding authorization);

(3) All other agreements, contracts, documents and supplements thereto associated with the loan specified herein, and any other document which is jointly specified by the Borrower and the Lender as financing document.

4.           Arrears shall mean all the past due and outstanding amounts owed to the Lender by the Borrower under the Financing Document, including but not limited to loan principal and interest, compound interest, penalty interest, default interest, loss compensation, fees incurred from establishing and performance of the Financing Document (including fees payable to a third party); and fee and expenses incurred by the Lender n protecting and realizing any right under the Financing Document (including but not limited to actually incurred litigation fees, property security fees, enforcement fees, legal presentation fees, transportation and business travel expenses).  The said litigation fees, property security fees, enforcement fees herein shall be evidenced by the proofs issued by the presiding court, and the said legal presentation fees, transportation and business travel expenses shall be evidenced by the actual invoice of payment by the Lender and by the corresponding invoice of attorney fees.  Any arrears other than the loan principal and interest shall be assessed a penalty interest at the penalty interest rate provided for herein starting from each amount’s past due date (meaning the payment due date notified by the Lender) and/or the time of actual occurrence of the related fees and expense (meaning the time of making such advances by the Lender).  Interest shall be assessed on the arrears under the Financing Document until the date of their actual pay off to the Lender, and shall be assessed on their daily cumulative amount.

5.           Bank Business Day shall mean the days on which the Lender is open for business.

6.           Day/Month/Year shall mean the Day/Month/Year of a calendar year.

7.           Chinese Law shall mean the laws, statutes and regulations which are current and to be amended from time to time or most recently promulgated in the People’s Republic of China (excluding the regions of Hong Kong, Macau and Taiwan).

Article II Loan Amount

Pursuant to the provisions herein and upon the satisfaction of the conditions provided for in Article IX herein, the Lender agrees to provide a loan in the amount of RMB Fifteen Million (RMB 15,000,000.00).

Article III Withdrawal and Use Method of the Loan

1.           Upon the effectuation hereof and the satisfaction of all the conditions provided for in Article IX herein, the Borrower may withdraw the loan amount.

2.           The valid period for the first withdrawal is six months staring form the date of execution hereof.

3.           The Borrower may make separate withdrawals against the loan amount herein; however no withdrawal can be for an amount less than RMB one million (RMB 1,000.000.00) and each withdrawal must be for an amount in the even multiple number of RMB one million (RMB 1,000.000.00).

4.           The Borrower must submit its executed, irrevocable notice of withdrawal (see Attachment 3 for details) to make withdrawal at the Lender’s location.  The notice of withdrawal must be received by the Lender 5 Bank Business Days prior to the date of withdrawal.  The date of withdrawal must be on a Bank Business Day.  The notice of withdrawal must specify the term of use, i.e., twelve months, for the amount of withdrawal.  If the term of use for certain withdrawal is different from that stated above, the Lender shall make a decision at its discretion.   If the term of use for certain withdrawal exceeds the term of the loan amount provided for in Article V herein, the Lender shall also issue a special approval.

5.           The Lender shall have the right to determine the Borrower’s actual date, amount and period of withdrawal according to the situation of market changes.  The date of withdrawal shall be the actual date of issuance of the loan.  The Lender may unilaterally make adjustment to the interest rate on the portion of the loan amount that has not been withdrawn according to the situation of market changes.

6.           The Borrower may submit one or more applications for extension to the Lender with respect to each use of the loan, and application for extension must be approved by the Lender.  Application for extension must be submitted in written notice to the Lender at least five Bank Business Days prior to each repayment due date, and the extended term of use for the loan amount must comply with the regulations regarding loan extension from People’s Bank of China, and must be accompanied by the acknowledgement document to be executed from the Borrower to the Lender.  If the term of extension of the use for the loan amount exceeds the expiration date of the term of the loan amount, the Lender shall issue special approval.

Article IV Purpose of the Loan

The purpose of the loan hereunder is: to meet the Borrower’s need to purchase raw material and its need for daily operation capital.  Without the Lender’s written consent, the Borrower shall not appropriate the loan for other purposes for any reason.  The Lender shall not used the loan amount on any real estate project other than the purpose stipulated herein, shall not invest the loan amount in the securities market, shall not use the loan amount in any equity interest investment in violation of rules and regulations, and shall not use the loan amount in other businesses into which the State policies forbid the inflow of credit loan funds.

The Borrower shall bear the default liability for any violation of the provision above.

Article V Term of the Loan Amount

1.           The term of the loan amount (see Article II herein) provided by the Lender to the Borrower shall be a period of ten years starting from the date of execution hereof, i.e., from October 22, 2009 to October 21, 2019; with the exception of the circumstances below and of the alteration of other provisions herein, this Agreement need not be supplemented or amended or be terminated prior to expiration of the term.

(1) During the term of the loan amount, the Lender has the right to conduct an annual review of the loan amount based on the Borrower’s credit worthiness; and if the Lender, upon completion of the said annual review, decides to terminate the provision of the loan amount to the Borrower, then the loan amount hereunder become immediately due (based on the Lender’s written notification), and the Borrower shall immediately repay the principal and interest of the entire loan amount and all the associated fees to the Lender.

(2) If the Lender decides to continue the provision of the loan to the Borrower after making certain adjustment to the loan amount stipulated herein, the Borrower must enter into a supplemental agreement hereto with the Lender regarding the adjusted loan amount corresponding to the changes of the provisions herein (including but not limited to changes to the term of the loan amount).  Based on the result of the Lender’s review of the Borrower’s credit worthiness and on the Borrower’s financing need, the Lender and the Borrower may enter into one or more supplemental agreements based hereon.

2.           The Borrower’s term of the each amount of withdrawal against the loan amount shall be based the information recorded in the withdrawal document (“Irrevocable Notice of Withdrawal”) approved by the Lender separately at each time of withdrawal.

3.           Any supplemental agreement hereto and all the withdrawal documents provided by the Borrower to the Lender during the entire term of the loan amount constitute the valid component parts hereto and shall have the equal effect as that hereof.

4.           During the term of the loan amount, if the Borrower has three defaults described in Article XIII herein or if there are three occurrence of uncontestable events, the Lender may, in consideration of the actual circumstances, demand the Borrower to repay immediately, in part or in entirety, the loan principal and interest, penalty interest, compound interest and all other arrears and associated fees.

5.           During the term of the loan amount, if the Borrower fails to conduct the annual audit, or the Borrower has conducted the annual audit but fails to pass the audit, according to the rules of the Lender’s headquarters, the Lender may, according to the actual circumstances, reduce or cancel any unreleased portion of the loan amount, or demand the Borrower to repay immediately, in part or in entirety, the loan principal and interest, and all other arrears and associated fees.

6.           During the term of the loan amount, the Lender has the right to, according to its own situation of funds, arranged the Borrower’s actual time of withdrawal, loan amount and the term thereof but must notify the Borrower promptly in writing.

Article VI Interest Rate and Calculation and Payment of Interest

1.           Loan interest rate: the rate is based the term of use for each withdrawal recorded in the Notice of Withdrawal under the loan amount and is floated upward 10% from the base loan interest of the People’s Bank of China for the same period that corresponds to the date of withdrawal.  Any extension of the term of the loan approved by the Lender is calculated cumulatively, and, if the cumulatively extended term reaches the term level of a new loan interest rate, the interest rate is calculated based on the legal rate for the same loan level on the date of extension from the date of extension; if not, the interest rate is calculated based on the legal rate for the original loan level.  If there is a base rate adjustment made by the People’s Bank of China during the term of use for each withdrawal, the loan interest rate hereunder shall be adjusted according to the new legal rate every 6 month after the date of release of the loan amount (if there is not a same calendar day in that month, then the adjustment day shall be the last calendar day of that month).

Due to factors of market changes and of changes of law, statutes and rules and regulations, the Lender also has the right to unilaterally adjust loan interest rate, and the adjustment date shall be rate adjustment date provided for above, but the Lender must notify the Borrower of the adjusted loan rate in writing; if the Borrower does not consent to such adjustment, then the Borrower must immediately repay all of the loan principal and interest.

2.           The loan interest is calculated daily on the basis of 360 days of each year, starting on the date of withdrawal, and the interest is settled and must be paid monthly.  If an interest payment date falls on the non Bank Business Day, it is sequentially postponed to the next Bank Business Day.  The last interest payment date shall be the expiration date of the term of the loan amount.

3.           If the Borrower fails to repay the loan according to the schedule stipulated herein, the penalty rate shall be at the rate 50% over the loan rate recorded in Section 1 of this article starting from the past due date of the Borrower’s payment until the full repayment of the loan principal and interest.  If the Borrower fails to make interest payment on time, the penalty rate (same as above) is compounded until its settlement.  If the Borrower fails to use the loan for the purpose stipulated in Article IV herein, the penalty rate shall be at the rate 100% over the loan rate recorded in Section 1 of this article starting from the date of the Borrower’s failure to use the loan for the purpose stipulated in Article IV herein until the full repayment of the loan principal and interest; the penalty rate hereunder will be adjusted at the same time when the adjustment is made to the loan rate hereunder.

4.           The Lender ahs the right to demand the repayment of penalty and compounded interest as a separate debt obligation.

Article VII Repayment and Prepayment of the Loan

Repayment

1. Each withdrawal of loan amount by the Borrower shall be repaid on time according to the term stipulated in the corresponding notice of withdrawal, and, upon full and on-time repayment of the loan amount due, the Borrower may request anew additional loan request during the term of the loan amount, but the remaining loan amount shall not exceed the total loan amount hereunder.

If the repayment amount from the Borrower is less than the amount due to the Lender, then it constitutes default, and the Lender then has the right pursuant to the remedial measures provided for hereunder to protect its contractual interest; the repayment of the amount items to be made by the Borrower shall be in the following order:

•	All the fees associated with the loan;
•	Penalty interest (if any)
•	Loan interest;
•	Loan principal

And the Lender has the right to change the above order.

2.           The loan principal, interest and all the associated fees to be repaid by the Borrower are all calculated and settled in Renminbi.

3.           The Borrower must establish a general account with the Lender or, upon the Lender’s approval, with another financial institution and/or an fund escrow account.  The Borrower hereby irrevocably authorize the Lender to deduct, from any account the Borrower has established with the Lender, the amount owed by the Borrower that is due under the Financing Document.  If the deduction by the Lender caused an overdraft or an increase of overdraft in the said account, the Borrower shall all the relevant liabilities.

4.           The Borrower shall not offset or counterclaim any portion in the amount used to satisfy the Lender.  If, pursuant to the current and future applicable Chinese law, the amount repaid by the Borrower to the Lender is levied any tax and/or fees, such tax and/or fees shall be paid by the Borrower, so as to ensure that the loan amount issued by the Lender and its interest will be repaid in full.

Prepayment

1.           Upon prior approval by the Lender, the Borrower may prepay, in part or in entirety, the loan amount on the interest payment date.  The Borrower must have already repaid all the amount due prior to the date of prepayment, and must notify the Lender in writing no less than fourteen Bank Business Days prior to the prepayment date; the prepayment notice must specify the date and the amount prepayment, and, upon the approval by the Lender, the prepayment notice becomes irrevocable.

2.           The lowest amount for each prepayment amount is RMB one million (RMB 1,000.000.00) and each prepayment must be for an amount in the even multiple number of RMB one million (RMB 1,000.000.00) (except the remaining balance after the prepayment).

3.           The amount prepaid may be requested again during the term of the loan amount, but the total loan amount remaining shall not exceed the total loan amount hereunder.

Article VIII Guarantee Measures

1.           The guarantor provides irrevocable and severally liable guarantee on the entire amount owed by the Borrower under the Financing Document and the scope of the severally liable guarantee is the amount owed under the Financing Document.

2.           The Borrower provides pledges to the Lender a certificate of deposit in the amount of RMB five million (RMB 5,000,000.00) as guarantee on the amount owed under the Financing Document; the pledged certificate of deposit must be placed in the safekeeping of the Lender.

3.           The guarantor’s guarantee shall not affect the Lender’s right to the assets/properties under the pledge, nor shall it be affected by the Lender’s such right.  The guarantor, in order to assume its guarantor’s responsibility, voluntarily waive all the first contest right in connection with this guarantee, including the right to demand the Lender to first exercise its right to the assets/properties under the pledge.

Article IX Preconditions of the Loan

The Borrower, prior to making any withdrawal, must provide to the Lender the following documents and must satisfy the following conditions; otherwise the Lender shall have no obligation to provide any loan to the Borrower:

1.           Copies of the Borrower’s operation permit certified to be authentic and valid, its Article of Association, Capital verification report, organization code certificate and other documents regarding the incorporation of the company;

2.           The executive director’s resolution from the Borrower certified to be authentic and valid, resolution approving the terms and conditions herein regarding the loan application to the Lender, and all documents in connection with this loan executed by the authorized representative.  The identity document and signature sample of the executive director certified to be authentic and valid, and the identity document and signature sample of the authorized representative.

3.           Copies of the Corporate Guarantor’s operation permit certified to be authentic and valid, its Article of Association, Capital verification report, organization code certificate and other documents regarding the incorporation of the company;

4.           The board of directors’ resolution from the Corporate Guarantor certified to be authentic and valid, resolution approving the terms and conditions herein regarding the company’s irrevocable and severally liable guarantee on the full loan amount issued by the Lender to the Borrower, and all documents in connection with this guarantee executed by the authorized representative.  The list of the members of the Corporate Guarantor’s board certified to be authentic and valid, the identity document and signature sample of the members of the Corporate Guarantor’s board, and the identity document and signature sample of the authorized representative.

5.           The copies of the Individual Guarantor’s identity document certified to be authentic and valid and copies of his property certificate(s);

6.           All legal documents associated with this loan, including but not limited to this Agreement, guarantee agreement, pledge agreement, must have been duly executed and have become legally effective;

7.           The pledge of the certificate of deposit  required hereby has become valid and effective;

8.           The Borrower has established a general account in Renminbi with the Lender;

9.           The Borrower has paid all the fees due pursuant to the provisions herein;

10.           The Borrower has provided all the documents evidencing the use of the actual loan is consistent with the purpose of the loan (including but not limited to loan prepayment proof, purchase agreements and invoices);

11.           The Borrower/Corporate Guarantor has provided valid “Bank Credit Registration Inquiry System Loan Card” issued by the People’s Bank of China and its pass code, and the result of inquiry on the Loan Card is satisfactory to the Lender.

12.           The Borrower/Corporate Guarantor has provided inquiry on its registration filed with the Industry and Commerce Bureau, and the result of the inquiry on the registration complies with the Lender’s requirements;

13.           The legal opinion, satisfactory to the Lender, on the loan amount under the Financing Document and each of the guarantee measure, issued by the legal counsel acknowledged by the Lender;

14.           The Borrower has already obtained all the government approval documents regarding this loan arrangement;

15.           Other documents, certificates and materials provided by the Borrower as deemed reasonably required and requested by the Lender.

Article X Other Loan Conditions

When the Borrower makes withdrawal requests pursuant to the provisions herein, the Lender’s obligation to issue the loan is additionally predicated on:

1.           There has been no actual occurrence, or as determined by the Lender, no occurrence of any default and any right of inassured pleading event;

2.           The Borrower’s representations and warranties made in the Financing Document are still authentic and accurate as of the date of withdrawal;

3.           The Borrower has paid all the fees under the Financing Document;

4.           The Borrower must report to the Lender the situation of all of its affiliate transactions involving 10% or more of its assets (including but not limited to the relationship with the affiliates, the nature, amount and the corresponding proportion of the transaction, its pricing policies (including cashless transaction or transaction involving symbolic cash amount)).

Article XI Lender’s Rights and Obligations

1.           Upon effectuation hereof, the Lender must fulfill its responsibilities pursuant to the provision herein and issue the loan amount on time.

2.           Within the scope stipulated in the Financing Document, the Lender has full recourse with regard to the Borrower’s debts and debt obligations.

3.           The Lender ahs the right to inspect, supervise the situation in which the loan is used, and review the Borrower’s operation material; provided, however, that the Lender shall not reveal any of the Borrower’s commercial secrets and shall not interfere with the Borrower’s normal business activities.

Article XII Borrower’s Representations and Warranties

1.           The Borrower represents:

(1) The Borrower the lawful existing business legal person registered and incorporated in accordance with the Chinese law, and have obtained all the required government organization certificates and approvals which are complete and valid.

(2) The Borrower has completed all the necessary approval procedures regarding the execution and performance hereof.  Its loan activities pursuant hereto will not cause any violation of other agreements, contracts to which it is a party or of any commitments and warranties it had made unilaterally.

(3) This Agreement, upon execution, shall become legitimate, valid and binding to both parties.  The Borrower’s loan activities pursuant hereto will not cause any violation of any law, statutes, rules and regulations of the People’s Republic of China or of other State approved documents.

(4) Except the cases indicated to the Lender in writing prior to the execution hereof by both parties, the Borrower has no pending, or is not aware of potential, law suits or claims in any courts, arbitration organization or government agencies against itself that will affect its ability to carry out this Agreement.

(5) All the information provided by the Borrower to the Lender during the course of negotiation and execution of this Agreement is substantially true, accurate and complete, with no omission of any potentially misleading material facts or contents [sic].

 (6) Within the scope known to or foreseeable by the Borrower, there is no fact disclosed in writing to the Lender that may affect its ability to perform this Agreement.

 (7) The audited financial report provided by the Borrower to the Lender truthfully reflect its financial and tax situation of the time and there has been no material adverse change.

(8) Except the cases indicated to the Lender in writing prior to the execution hereof, the Borrower, in its operation activities, has no default, with regard to any of the contracts and agreements (including this one) entered into as a party with other parties or to any commitments or warranties made unilaterally, that will affect its ability to fulfill its debt obligations.

(9) The Borrower represents: its production operations are in compliance with the State energy saving and waste reduction regulations.

2.           The Borrower’s warranties:

(1) The Borrower will repay the loan principal and interest and pay all the relevant fees on schedule in accordance with the provisions under Financing Document.

(2) The Borrower will, within 90 days after end of each accounting year, provide its annual reports (including balance sheets and profit and loss statements), made by the accounting firm approved by the Lender in accordance with Chinese accounting principles, and its semi-annual internal financial information, operation situation, financial reports and the annually reviewed loan card to the Lender for review; and provide, within 120 days after end of each accounting year, its financial report audited by an  accountant registered in China to the Lender.

(3)  The will strictly comply with and implement the provisions, conditions and rules of its Article of Incorporation, and adopt all necessary and appropriate measures to ensure the Borrower’s legitimate operation and existence.

(4) The Borrower will strictly comply with the provisions of the law and statutes of the PRC and make all tax and fees due and will not use deduct any amount from the loan principal and interest and fees payable to the Lender for taxes of any type, prepaid tax or withholding.

(5) The Borrower will strictly comply with and carry out the obligations under any contracts or agreement entered into as a party with other parties, make payments of amounts payable on time and the relevant taxes, and upon the Lender’s demand, provide proof of payment of amount and taxes payable to the Lender, and take necessary action and legal measures to protect its legal interests in order to ensure the repayment of the loan amount hereunder.

(6) Upon obtaining knowledge of occurrence or potential occurrence of default or the right of inassured pleading event described in the Financing Document, the Borrower must immediately notify the Lender.

(7) When involved in any litigation, arbitration or disputes, the Borrower must immediately notify the Lender, and provide from time to time all the information and material as reasonably requested by the Lender.

(8) The Borrower must maintain proper accounting books and financial records all the time and record all the receivables and payables in accordance with the accounting principals used in PRC.

(9) In order to ensure that the Lender can exercise fully all the rights provided for under the Financing Document, the Borrower must, at the Lender’s instruction, immediately take actions and measure deemed necessary by the Lender, and execute and provide to the Lender documents deemed necessary by the Lender.

(10) The Borrower agrees that, if during the term of the loan amount, it fails to fulfill the commitment regarding energy saving and waste reduction or its operation is considered by the State energy saving and waste reduction authorities to have serious problems of waste and pollution, the Lender has the right to suspend the release of the loan amount or to demand the repayment of part or all of the loan amount already issued in advance.

(11) The Borrower promises that it will accept the Lender’s examination and supervision of the loan use situation and of relevant operation and financial activities.  Upon prior notice to the Borrower, the Lender’s authorized representative has the right to examine the Borrower’s operation material during a reasonable time, enter the Borrower’s site of operation to inspect the operation situation and the Borrower’s assets; provided, however, that he shall not reveal any of the Borrower’s commercial secrets and interfere with the Borrower’s normal operation activities.

(12) The Borrower must notify in writing the Lender the replacement of its key management officers including (but not limited to executive directors, general managers, director consultants and managing accountants within 14 days, and the Lender may demand the Borrower to repay immediately all the outstanding loan, if the Lender has disputes with such personnel changes.

(13) The Borrower promises that it will continuously maintain its business entity during the term of the loan amount and, without prior consent from the Lender, will not change its business name and its registered trade mark.

(14) Without prior consent from the Lender, the major shareholders of the Guarantor and the Borrower shall not have any change.

(15) During the term of the loan amount, without prior consent from the Lender, the Borrower shall not return shareholders’ loan.  If the Lender consents in writing to such return, then the debt obligations under the Financing Document is superior to those of the Borrower’s shareholders.

(16) If the Borrower engages in contract or lease operation, shareholding restructuring, joint operation, merger and acquisition, joint capital, spin-off, reduction of capital, equity changes, transfer of major assets and other actions that will sufficiently impact the Lender’s realization of its interests, the Borrower must notify the Lender in writing no less than 30 days in advance and obtain the written consent from the Lender; otherwise the Borrower cannot engage in any of the aforementioned activities before the repayment of all the debts.

(17) During the term of the loan amount, without prior consent from the Lender, the Borrower may not encumber the pledged items hereunder with other pledge rights, may not raise debt in any other form with any third party; may not declare and distribute dividend; may not change its equity structure or transfer or pledge its equity; may not change its business name; may not transfer, change, reduce its registered capital; may not change the methods of profit distribution and assumption of risk and loss.  If the Lender consents in writing to the Borrower’s distribution of dividend, then the outstanding loan under the Financing Document is superior to the Borrower’s shareholder dividend.

(18) The Borrower agrees that it shall have the confidentiality obligation with regard to the Lender’s commercial secrets and other confidential information obtained during the course of this project, will not reveal them in any form or make public to any third party, and will not use such information for its or any other’s interests.  If the Borrower violates this obligation, the Lender has the right to immediately terminate this Agreement and, in the event of any loss, the Lender has the right to demand compensation from the Borrower.  The violation by the Borrower’s employees will be considered violation by the Borrower.

Article XIII Default and Rights of Inassured Pleading Event

1. The occurrence of any of the following events, whether or not its cause is within the control of the Borrower/the Guarantor or of any other person, immediately constitutes default and the rights of inassured pleading event:

(1) The Borrower fails to make payment of any loan amount due according to the provisions herein and those in other documents and the payment has been past due for more than 3 Bank Business Days.

(2) As reasonably determined by the Lender and evidenced by relevant written documents, the Borrower has materially violated any of its obligations and warranties provided for herein or in other relevant documents hereunder.

(3) The Borrower has materially violated any of its obligations and warranties provided for herein or in other relevant documents hereunder and, if such violation is deemed by the Lender rectifiable or is believed by the Lender to be actually rectifiable, the Borrower has failed to satisfactorily make rectification within 30 days as requested by the Lender’s rectification proposal.

(4) The Borrower has submitted irrevocable notice of withdrawal but fails to make withdrawal of the amount as specified on time.

(5) The representations and warranties made by the Borrower herein turned out to be inauthentic or inaccurate, based on the financial reports and documents provided to the Lender, in any parts of content, or has provided false material or withheld material operation and financial facts.

(6) As determined by the Lender, the Borrower has violated other contracts or agreements, causing the prepayment of the loan amount to the Lender.

(7) The Borrower’s financial situation has deteriorated, or is deemed by the Lender to be likely to deteriorate or the Borrower has been in the situation of dissolution, liquidation, bankruptcy, restructuring or reorganization, unless such action has been previously approved or acknowledged by the Lender.

(8) The Borrower has suspended or ceased, or as determined by the Lender to be likely to suspend or cease, its operation.

(9) Any authorization, approval, acknowledgement, consent, filing, registration, certificate (if any) or any other similar document required for the Borrower to fulfill any of its obligations hereunder or under other relevant documents has been partially or completely changed or revoked, causing, in the judgment of the Lender, material adverse affect on the Borrower’s ability to fulfill obligation stipulated herein or in other document.

(10) The Borrower has changed the purpose of the loan without the consent of the Lender and has misappropriate the loan or has used the loan to engage in illegal transactions or to cause violations.

(11) The Borrower has used false contract with its affiliates and has used receivable invoices that has no actual trade background and account receivables and other debt rights to obtain discount, make pledge, secure funds and loan.

(12) The Borrower has refused to accept the Lender’s supervision and inspection of the situation of its use of the loan and of its operation and financial activities.

(13) The Borrower has been involved in major merger and acquisition, repurchase organization, which are believed by the Lender to be likely to affect the security of the loan.

(14) The Borrower intentionally circumvents the Lender’s creditor rights through affiliate transactions.

(15) The Borrower has violated, or is likely to violate, “The PRC Environment Protection Law” and other relevant environment protection laws, statutes, regulations and industry rules, which in the Lender’s judgment are likely to affect the security of the loan.

(16) The Borrower has failed to reach the targets regarding energy saving and waste reduction or its operation is considered by the State energy saving and waste reduction authorities to have serious problems of waste and pollution

(17) The Guarantor’s major assets have been, or in the judgment of the Lender are likely to be, seized or frozen, its financial situation has deteriorated, or it is in the situation of dissolution, liquidation, bankruptcy, restructuring or reorganization, or its pledged assets/properties have been seized or frozen, or in any situation that are in violation of or adverse to its obligation to fulfill it guarantee responsibilities and, in the judgment of the Lender, are likely to affect the security of the loan.

2. Upon the occurrence of one or more default and right of inassured pleading event mentioned above, the Lender has the right to demand the Borrower/the Guarantor to actively take effective measures within 30 days eliminate and compensate any loss or potential resulting from the Borrower/the Guarantor’s default.

3. In the event of default by the Borrower, the Lender has the right to take some or all of the measure below:

(1) Suspend and cancel immediately all of the loan amount that has not been used by the Borrower.

(2) Dissolve this Agreement.

(3) Declare all of the loan amount already issued (including interest) immediately due, and demand at the same time the Borrower to repay in full or in part the principal already issued and interest, penalty and compound interests (see Article XI Section 4 herein) and the relevant fees.

(4) Demand the Borrower to assume the penalty equivalent to five percent (5%) of the loan amount that has not been withdrawn on time as specified due to the Borrower’s failure to make such withdrawal in accordance with its irrevocable notice of withdrawal.

(5) With no prior notice to the Borrower, directly deduct any amount (including but not limited to deposits, amount wired out or received, amount withheld as payment of taxes on its behalf or amount in escrow, etc; hereinafter “Such Amount”) in the individual or joint account(s) established by the Borrower with the Lender, East Asia Bank (China) Co. Ltd headquarters or any of its branches to offset the Borrower’s debt obligations.  If the exercise of      the Lender’s right to offset the Borrower’s debt cause an overdraft or an increase of overdraft in the said accounts, or cause Such Amount to be insufficient for the Borrower to fulfill its debt obligations to the third party or to pay its taxes and fees, the Borrower shall bear the legal responsibility and all the consequences arising from such action.

(6) Take other necessary action to protect all of its rights under the Financing Document, including but not limited to appealing to the People’s court of competent jurisdiction to deduct loan principal and interest, penalty interest and other relevant fees from the deposit accounts established by the Borrower with other financial institutions

(7) To exercise the Lender’s right conferred by various guarantees set forth in Article VIII herein.

(8) Either of the two parties has the right to submit any disputes in connection herewith or related hereto to the court for resolution.

4. Upon the occurrence of any of default and the rights of inassured pleading events set forth in the Article, in addition to the Borrower’s obligation to repay the loan according to the provisions herein, the Borrower must also bear responsibility to compensate the Lender for all the fees and loss arising from the occurrence of such default and right of inassured pleading event and for all the legal fees and expenses resulting from the Lender’s claim.

Article XIV Waiver of Rights

The Lender’s failure of exercising, or postponement to exercise, any right under the Financing Document shall not be construed as the Lender’s waiver of such right.  The exercise of any individual right or partial exercise of any right shall not preclude the further exercise of such right or the exercise of other parts of the right.  If, at any time any provision in the Financing Document in any parts is deemed by the applicable law to be in violation of law, invalid or unenforceable, such situation shall not affect or impair the exercise right under any other legal document, and shall not affect or impair the validity, effectiveness and enforceability of any other legal provisions; nor shall it affect or impair validity, effectiveness and enforceability of the other provisions under the Financing Document pursuant to the applicable law.

Article XV Transfer

1. The provisions herein regarding each party’s rights and obligations are effective to each party’s successor and binding, however, without prior written consent from the Lender, the Borrower may not transfer its rights and obligations hereunder in part or in entirety, to a third party.

2. The Lender may at any time transfer its rights and obligations hereunder in part or in entirety, to a third party, without the need to obtain prior consent from the Borrower. The Lender may provide the potential transferee all the information and material regarding this Agreement or the parties hereto in its possession.

Article XVI Applicable Law and Legal Jurisdiction

1. The Applicable Law

The applicable law to this Agreement is the PRC law.  If the PRC law does not contain relevant regulations, the industry general practices shall apply.

2. Legal jurisdiction

(1) Either of the two parties has the right to submit the disputes to litigation, the PRC domestic people’s court in the jurisdiction of the Lender’s business location has the sole jurisdiction.

Article XVII Notices

1. Unless otherwise stipulated, all notices must be issued in writing.  Electronic transmission and faxes, upon transmittal, mails (including ordinary mail registered mail and express mail) 7 days after their being posted, and mails delivered by courier, upon being handed over, should be deemed received by the other party.

2. All the notices hereunder shall be delivered to the following addresses; if either party changes its address, the said party must notify the other parties hereto in writing 15 days in advance.  If the party that changed its address fails to notify the other parties hereto, causing the failure of any written notices to be delivered promptly and correctly, the said party shall bear all the resulting consequences and legal responsibilities.

The Borrower: Dalian Chuming Group Co. Ltd
Mail Address: 9 Xinyi Street, Ganjingzi District, Dalian
Recipient: MA Fengqin
Fax: 0411-86716688
Telephone: 0411-8671655

The Lender: East Asia Bank (China) Co. Ltd. Dalian Branch
Mail Address: East Asia Bank Building, Top Floor and 2nd Floor 7 Renmin Road, Zhongshan District, Dalian
Recipient: YU He
Fax: 0411-82641910
Telephone: 0411-82808222

Article XVIII   Fees

1. The Borrower must, before making the first withdrawal, make a one-time loan arrangement fee equivalent to 0.1% of the loan amount to the Lender ..  On each anniversary day of the date of effectuation of the Agreement, the Borrower must pay the Lender the annual review fee equivalent to 0.1% of the loan amount.

2. The Borrower must make payment for the current and probable future fees as follows:

(1) Reasonable fee incurred during the course of agreement negotiation, drafting, execution and certification, including but not limited to fees for assessment of the pledged items, accounting fee, attorney fee, agreement verification fee, and agreement registration fee.

(2) In the event of the Borrower's default, all the fees and expenses actually incurred by the Lender in the course of realizing its creditor's right, including but not limited to  transportation expenses, litigation fee, litigation security fee, enforcement fee, and attorney representation fee.

(3) All the taxes associated herewith including but not limited to contract stamp fees.  The Borrower must ensure that the repayment of the loan and other expenses does not include any or some of the above fees that must be paid by the Borrower.

3. The Borrower must not, when making repayments of all the amount under the Financing Document (including but not limited to: loan principal and interest, penalty interest and other associated reasonable fees), make any deduction or withholding of any taxes, except the taxes that the Borrower must allow the Lender to withhold when making repayment according to the law.  If the Borrower must deduct any taxes or must make other withholding when making repayment of any loan amount under the Financing Document, the Borrower must increase the amount of payment to ensure that the net amount received by the Lender is equal to the amount that the Lender should receive without any some deductions or withholdings.  The Borrower must the pay the aforementioned increased amount within 10 days upon receiving the written notice from the Lender or within 10 days after the occurrence of such withholding (which ever is earlier) in full and in one payment.

Article XIX Effectuation of Agreement

The Agreement shall become effective upon execution by the legal representative/responsible person or authorized representative and application of the company seal of each of the two parties.  The attachments hereto are the inseparable parts hereof and have the same legal effect as this Agreement.

Article XX Other Matters

(1) The headings herein are used for convenience of reference and shall have no legal effect when used in the interpretation hereof.

(2) The Guarantor herein is plural and each bears joint and several guarantee liability with the other.

(3) Pursuant to the applicable laws, statutes and the regulations of the compliance documents or the requirements of financial regulatory authorities, the Lender has the right to provide the information about this Agreement and all other relevant information to the credit database of the People's Bank of China or other credit database established in accordance with the law; and the Lender also has the right to make inquiry about the Borrower in the credit database of the People's Bank of China or other credit database established in accordance with the law for the purpose of execution and fulfillment of this Agreement.

(4) This Agreement is drafted and adopted by the two parties on the equal basis through amicable discussion.  The interpretation hereof should not consider any assumptions and rules and such assumptions and rules should not be construed or interpreted unfavorably toward the party requesting, or causing the drafting , this agreement.

(5) This Agreement shall not be amended without written consent from the Borrower and the Lender and, if there are other matters to be covered, the two parties hereto may enter into a supplemental agreement.

(6) This Agreement has one set of two copies, with one to the Borrower and one to the Lender, and both copies have the save legal effect.

(The space below is left intentionally blank)

Execution Page

Lender: East Asia Bank (China) Co. Ltd. Dalian Branch (Seal)

Responsible Person/Legal Representative: (Signature illegible)

Borrower: Dalian Chuming Food Co. Ltd. (Seal)

Responsible Person/Legal Representative: MA Fengqin (Signature)

The Guarantor acknowledges and understands all of the contents herein and voluntarily provide jointly and severally liable guarantee for the Borrower specified herein.  In addition, the Guarantor expresses complete understanding of the nature and consequence of the said guarantee and represents that the aforementioned guarantee has not been the result of the influence or direction from any party or anyone and that the Guarantor will seek legal opinion from independent counsel when necessary.

Guarantor: SHI Huashan

Signature: (signature)

Guarantor:  Dalian Chuming Group Co. Ltd (seal)

Legal/authorized Representative: (SHI Huashan, signature)

Attachment 1

1. Name:	Dalian Chuming Group Co. Ltd
2: Registration number:	Dalian ICE No. 2102001108634
3. Registered address:	9 Xinyi Street, Ganjingzi District, Dalian
4. Legal representative:	MA Fengqin
Position:	Executive Director
5: Telephone:	0411-86716585

Attachment 2

1. Name:	East Asia Bank (China) Co. Ltd. Dalian Branch
2: Registration number:	Registration N. 210000500006040
3. Registered address:	7 Renmin Road, Zhongshan District, Dalian
4. Legal representative:	CAI Li
Position:	Branch President
5: Telephone:	0411-82808222